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                                                                EXHIBIT 99.14(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and the Statement of Additional Information constituting parts of this Pre-Effective Amendment to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 23, 2004 relating to the financial statements and financial highlights of Aggressive Growth Trust, Mid Cap Stock Trust, Diversified Bond Trust, Equity Index Trust, Overseas Trust, International Value Trust, Small Company Blend Trust, Small Cap Opportunities Trust and Strategic Growth Trust (portfolios of John Hancock Trust [formerly, Manufacturers Investment Trust]), appearing in the December 31, 2003 Annual Report to Shareholders of John Hancock Trust, included herein. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in this Registration Statement.

In addition, we consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of John Hancock Trust dated January 26, 2005, which have also been incorporated by reference into this Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2004